Exhibit 99.1

Harleysville Group Reports Second Quarter 2008 Results

Second quarter highlights:

  Statutory combined ratio1 of 107.7 percent; includes 11 points of catastrophe losses
  Operating return on equity of 11.8 percent
  Book value up 7 percent from one year ago to $24.48 per share
  Dividend raised 20 percent; up nearly 60 percent over the last two years
  Repurchased more than 12 percent of outstanding shares since June 2007

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.31 per share for the second quarter of 2008, compared to $0.81 per share in the second quarter of 2007. The 2008 result includes the previously announced catastrophe losses incurred during the second quarter that reduced operating income by $0.55 per share after taxes. In 2007, operating income includes a benefit of $0.06 per share resulting from the gain on the company’s sale of an office building. For the six-month periods, the company reported diluted operating income of $1.11 per share in 2008 and $1.51 per share in 2007. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“For Harleysville—as was the case for much of the industry—the second quarter was dominated by multiple catastrophic events. We were impacted by 14 catastrophes, the highest number of severe weather events to affect our operating territories during one quarter in Harleysville Group’s history as a public company, which dates back to 1986. While the catastrophe losses were the headline story in the quarter, the underlying fundamentals of our business remain very strong,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “For many people, these storms produced devastating and life-altering effects—forcing them from their homes and businesses, and destroying their possessions. I am extremely proud of the fact that the financial strength of our company and the outstanding service commitment of our people—in particular our claims staff—have combined to serve our policyholders and agency partners very well in their time of need during the past few months.

“I’m pleased to report that excluding the impact of the catastrophe losses from the second quarters of this year and last year, and the one-time benefit from the office-building sale in 2007, our underlying operating earnings per share improved over last year, and our underlying statutory combined ratio remains below 100 percent—both of which indicate that we continue to perform well in the fundamental areas of our business, which include maintaining our underwriting discipline in an increasingly competitive market. Also of note, our policy retention levels have continued to remain high, we have a strong capital base and reserve position, and a high-quality investment portfolio—all of which provide the sound financial position for us to write our agents’ best business. The strength of our capital position and our confidence in the future are further evidenced by our recent announcement of an increase in our quarterly dividend by 20 percent, or $0.05 per share, to $1.20 on an annual basis—up nearly 60 percent over the last two years—along with the fact that we are in the midst of our third stock repurchase authorization since June 2007 and, during that time, we’ve bought back more than 12 percent of our outstanding shares.”

The company reported diluted net income of $0.31 per share in the second quarter of 2008, compared to $0.82 per share in the second quarter of 2007. There were negligible realized investment gains in the second quarter of 2008, compared to a $0.01 per share gain in the second quarter of 2007. For the six-month periods, diluted net income was $1.11 per share in 2008 and $1.54 per share in 2007. For the six months, the company reported minimal realized investment gains in 2008, compared to $0.03 per share in 2007.

Second quarter net written premiums increased 9 percent to $237.9 million in 2008, compared to $219.1 million in the same period in 2007. Net written premiums through six months were $469.8 million in 2008, excluding the non-recurring impact of the pool change, compared to $426.2 million in 2007. As previously announced, on January 1, Harleysville Group and Harleysville Mutual Insurance Company amended their intercompany pooling arrangement to increase the aggregate share of the pool for the insurance subsidiaries of Harleysville Group to 80 percent from 72 percent. The increase in net written premiums, on a basis unadjusted for the pooling change, includes $45.7 million in unearned premium reserves transferred to Harleysville Group from Harleysville Mutual Insurance Company at the January 1, 2008, effective date of the change. Furthermore, the increase in Harleysville Group’s percentage of the pool resulted in $24 million in additional written premiums during the quarter and $47 million for the six months. Excluding both impacts from the pooling change—the one-time unearned premium transfer in the first quarter and the change in the pooling percentage—net written premiums declined 2 percent in the quarter and 1 percent in the six months.

Harleysville Group’s overall statutory combined ratio was 107.7 percent in the second quarter of 2008, compared to 96.5 percent in the second quarter of 2007. The previously announced catastrophe losses added 11 points to the statutory combined ratio in the second quarter of 2008. For the six months, the statutory combined ratio was 102.2 percent in 2008, versus 97.2 percent in 2007. Catastrophe losses added 6 points to the six-month result in 2008. The increase in the intercompany pooling agreement had a 0.8 point non-recurring favorable impact to the statutory expense ratio for the six months as a result of the $45.7 million in unearned premiums transferred, which was partially offset by $11.4 million of ceding commission paid at the January 1, 2008, effective date of the change. Adjusting for this pool change, the combined ratio for six months was 102.9 percent.

Second quarter pretax investment income increased 2 percent to $28.6 million, while after-tax investment income grew 5 percent in the second quarter to $20.9 million. For the six months, pretax investment income was up 4 percent to $57.8 million, while after-tax investment income rose 6 percent to $42.0 million. Operating cash flow for the six months, excluding the non-recurring impact of the pool change, was $44.7 million, compared to $82.9 million in the six months of 2007.

Commercial lines -- Net written premiums in commercial lines increased 8 percent to $195.4 million in the second quarter of 2008. For the six months, net written premiums grew 10 percent to $391.3 million. The increases substantially reflect the change in the company’s pooling agreement. Excluding the impact of the change to the pooling percentage, net written premiums declined 3 percent in the quarter and 1 percent in the first six months. The commercial lines statutory combined ratio was 106.1 percent in the second quarter of 2008, versus 97.5 percent in the second quarter of 2007. For the six months, the statutory combined ratio—adjusted for the non-recurring impact of the pooling change—was 102.5 percent in 2008, compared to 97.7 percent in 2007. Catastrophe losses added 8 points and 4 points to the second quarter and six-month combined ratios, respectively.

Personal lines -- Net written premiums in personal lines were up 11 percent to $42.4 million in the second quarter of 2008, and grew by 12 percent to $78.5 million for the six months—again driven substantially by the pooling change. Excluding the impact of the change to the pooling percentage, net written premiums were flat in the quarter and in the first six months. Harleysville Group’s personal lines statutory combined ratio was 115.7 percent in the second quarter of 2008, versus 92.0 percent during the second of 2007. For the six months, the statutory combined ratio—adjusted for the non-recurring impact of the pooling change—was 104.8 percent in 2008, compared to 95.1 percent in 2007. Catastrophe losses added 25 points and 14 points to the second quarter and six-month combined ratios, respectively.

Outlook -- “Looking ahead, we will maintain our focus on the basics of our business as we seek to consistently produce quality results—improving earnings, profitable underwriting and operating return on equity over 12 percent—while always maintaining a healthy balance sheet,” Browne said. “The ongoing challenges of the competitive insurance marketplace make it all the more important that we remain disciplined as we focus on our goal of generating a long-term underwriting profit and continuing to improve our performance through 2008 and beyond. With the people and initiatives we have in place, we are well positioned to compete effectively in any type of market environment.”

Webcast -- The company will host a live Webcast tomorrow, August 5, 2008, at 8 a.m. (ET) to discuss its second quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville was listed recently as #23 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and was the highest-ranked property/casualty insurer on the 2007 list. Harleysville Mutual Insurance Company owns 52 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance—which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice® company partner—currently operates in 32 eastern and midwestern states. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information -- Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2008	2007	2008	2007
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.31	$0.81	$1.11	$1.51
Realized gains, net of income taxes		0.01		0.03
Net income	$0.31	$0.82	$1.11	$1.54
Cash dividends per common share	$0.25	$0.19	$0.50	$0.38

FINANCIAL CONDITION	June 30, 2008		December 31, 2007
Assets		$3,241,766		$3,072,445
Shareholders' equity		$719,993		$758,841
Per common share		$24.48		$25.03

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2008	2007	2008	2007
REVENUES:
Premiums earned	$229,835	$207,395	$459,208	$412,773
Investment income, net of investment expense	28,565	27,947	57,763	55,344
Realized investment gains (losses)	183	678	(49)	1,302
Other income	2,937	6,321	6,453	9,819
Total revenues	261,520	242,341	523,375	479,238
LOSSES AND EXPENSES:
Losses and loss settlement expenses	170,733	131,411	318,043	262,562
Amortization of deferred policy acquisition costs	56,698	51,953	113,654	103,849
Other underwriting expenses	20,429	18,299	41,340	36,580
Interest expense	1,625	1,789	3,297	3,554
Other expenses	1,130	1,340	2,290	2,613
Total expenses	250,615	204,792	478,624	409,158
Income before income taxes	10,905	37,549	44,751	70,080
Income taxes	1,543	11,114	11,247	20,743
Net income	$9,362	$26,435	$33,504	$49,337
Weighted average number of shares outstanding:
Basic	29,370,064	31,658,553	29,714,758	31,644,462
Diluted	29,761,086	32,089,782	30,096,917	32,098,175
Per common share:
Basic earnings	$0.32	$0.84	$1.13	$1.56

Diluted earnings	$0.31	$0.82	$1.11	$1.54

RECONCILIATION TO OPERATING INCOME:
Net income	$9,362	$26,435	$33,504	$49,337
Less realized investment gains (losses), net of income taxes (benefit)	119	441	(32)	847
Operating income	$9,243	$25,994	$33,536	$48,490

These financial figures are unaudited.
* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	June 30, 2008*	December 31, 2007
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $291,067 and $319,510)	$289,160	$316,043
Available for sale, at fair value (amortized cost $1,973,565 and $1,831,266)	1,985,756	1,858,192
Equity securities, at fair value (cost $127,742 and $66,433)	121,087	76,297
Short-term investments, at cost, which approximates fair value	118,417	107,941
Total investments	2,514,420	2,358,473
Cash	145	412
Premiums in course of collection	152,679	146,238
Reinsurance receivable	203,400	167,671
Accrued investment income	27,330	26,220
Deferred policy acquisition costs	115,133	101,954
Prepaid reinsurance premiums	41,562	38,721
Property and equipment, net	12,843	13,475
Deferred income taxes	56,882	38,544
Securities lending collateral	57,850	122,053
Due from affiliate	2,301	7,197
Other assets	57,221	51,487
Total assets	$3,241,766	$3,072,445
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,766,884	$1,546,690
Unearned premiums	509,264	450,186
Accounts payable and accrued expenses	64,029	74,686
Securities lending obligation	63,096	123,542
Debt	118,500	118,500
Total liabilities	2,521,773	2,313,604
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,052,693 and 33,656,253 shares; outstanding 29,411,034 and 30,322,905 shares	34,052	33,656
Additional paid-in capital	223,435	213,654
Accumulated other comprehensive income	(719)	20,599
Retained earnings	597,309	578,705
Treasury stock, at cost, 4,641,659 and 3,333,348 shares	(134,084)	(87,773)
Total shareholders' equity	719,993	758,841
Total liabilities and shareholders' equity	$3,241,766	$3,072,445

* These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2008	2007	2008	2007
Net premiums written*	$237,868	$219,141	$515,446	$426,171
Statutory surplus*			$583,315	$618,953

Pretax investment income	$28,565	$27,947	$57,763	$55,344
Related federal income taxes	7,681	7,997	15,714	15,813
After-tax investment income	$20,884	$19,950	$42,049	$39,531

SEGMENT INFORMATION
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2008	2007	2008	2007
Revenues:
Premiums earned:
Commercial lines	$189,746	$171,662	$379,258	$341,875
Personal lines	40,089	35,733	79,950	70,898
Total premiums earned	229,835	207,395	459,208	412,773
Net investment income	28,565	27,947	57,763	55,344
Realized investment gains (losses)	183	678	(49)	1,302
Other	2,937	6,321	6,453	9,819
Total revenues	$261,520	$242,341	$523,375	$479,238

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($13,406)	$1,245	($22,937)	$3,337
Personal lines	(7,041)	2,109	(5,344)	3,683
SAP underwriting gain (loss)	(20,447)	3,354	(28,281)	7,020
GAAP adjustments	2,422	2,378	14,452	2,762
GAAP underwriting gain (loss)	(18,025)	5,732	(13,829)	9,782
Net investment income	28,565	27,947	57,763	55,344
Realized investment gains (losses)	183	678	(49)	1,302
Other	182	3,192	866	3,652
Income before income taxes	$10,905	$37,549	$44,751	$70,080

Income taxes on net investment income	$7,681	$7,997	$15,714	$15,813
Income taxes on remaining gain (loss)	(6,138)	3,117	(4,467)	4,930
Total income taxes	$1,543	$11,114	$11,247	$20,743

Effective tax rate on:
Net investment income	26.9%	28.6%	27.2%	28.6%
Income	14.1%	29.6%	25.1%	29.6%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

		Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended June 30		Six months ended June 30	Six months ended June 30
			Without Intercompany Pooling Transfer**
(dollars in thousands)	2008	2007	2008	2008	2007

Net premiums written:

Commercial:
Automobile	$51,851	$51,469	$104,307	$114,610	$101,590
Workers' compensation	27,205	23,637	58,035	63,143	50,284
Commercial multi-peril	92,479	86,087	183,318	200,948	165,987
Other commercial	23,905	19,830	45,595	49,780	37,985

Total commercial	$195,440	$181,023	$391,255	$428,481	$355,846

Personal:
Automobile	$19,160	$17,781	$37,273	$41,132	$34,308
Homeowners	20,250	17,889	36,000	40,132	31,549
Other personal	3,018	2,448	5,200	5,701	4,468

Total personal	$42,428	$38,118	$78,473	$86,965	$70,325

Total personal and commercial	$237,868	$219,141	$469,728	$515,446	$426,171

Statutory combined ratios:

Commercial:
Automobile	98.1%	93.2%	95.9%	95.0%	92.9%
Workers' compensation	111.9%	111.7%	111.7%	111.0%	112.1%
Commercial multi-peril	107.1%	99.2%	104.8%	104.1%	99.7%
Other commercial	113.0%	81.0%	97.9%	97.2%	82.7%

Total commercial	106.1%	97.5%	102.5%	101.8%	97.7%

Personal:
Automobile	90.2%	97.4%	94.0%	93.1%	100.9%
Homeowners	142.0%	90.3%	117.6%	116.5%	91.1%
Other personal	114.6%	60.8%	92.4%	92.5%	78.1%

Total personal	115.7%	92.0%	104.8%	103.9%	95.1%

Total personal and commercial statutory combined ratio	107.7%	96.5%	102.9%	102.2%	97.2%

GAAP combined ratio	107.8%	97.2%		103.0%	97.6%

GAAP losses paid	$155,322	$124,334		$284,973	$236,021

Net catastrophe losses incurred	$25,069	$4,507		$28,095	$6,575

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

** The effect of the January 1, 2008 pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008 unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com